Exhibit 23.2

Consent of Independent Petroleum Engineer

            As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Registration Statement on Form S-3 of McMoRan Exploration Co. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2002, incorporated by reference therein.

                                                                                                    /s/ Ryder Scott Company, L.P.

                                                                                                    RYDER SCOTT COMPANY, L.P.

Houston, Texas

August 29, 2003